SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.   20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  January 30, 2013
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CUSTOMERS BANCORP, INC.
(Exact Name of Registrant as specified in its charter)

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Pennsylvania	333-166225	27-2290659
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

1015 Penn Avenue
Suite 103
Wyomissing PA 19610

Registrant's telephone number, including area code:  (610) 933-2000

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 30, 2013, the Board of Directors of Customers Bancorp, Inc. (the “Company”) re-appointed Mr. Bhanu Choudhrie as a director of the Company, effective immediately.  As previously disclosed, Mr. Choudhrie, who was an original director of the Company, stepped down as a director in October 2011 pending notification of completion of the Federal Reserve Bank’s standard name check on him related to his U.K. citizenship.  The Company has received notification of the completion of such name check, and the Board of Directors has deemed it in the Company’s best interest to re-appoint Mr. Choudhrie to his previously held directorship.  At this time, committee assignments for Mr. Choudhrie have not been determined.  As of December 31, 2012, Mr. Choudhrie held an indirect beneficial ownership interest in 5% of the Company’s outstanding voting common stock through his company, Lewisberg LLC.

Other than as described above, there are no arrangements or understandings between Mr. Choudhrie and any other persons pursuant to which he was selected as a director, no family relationships between Mr. Choudhrie and any director or executive officer of the Company, and Mr. Choudhrie has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CUSTOMERS BANCORP, INC.

By: /s/ Jay S. Sidhu
Name: Jay S. Sidhu
Title: Chairman and Chief Executive Officer

Date: February 5, 2013